                                                                ORDER 2000-11-11

                                                       SERVED: NOVEMBER 16, 2000

[DEPARTMENT OF              UNITED STATES OF AMERICA
TRANSPORTATION            DEPARTMENT OF TRANSPORTATION
UNITED STATES OF           OFFICE OF THE SECRETARY
AMERICA LOGO]                  WASHINGTON, D.C.


                   Issued by the Department of Transportation
                       on the 13TH DAY OF NOVEMBER, 2000

-------------------------------
Essential air service at

GLASGOW, MONTANA
GLENDIVE, MONTANA
HAVRE, MONTANA                                            DOCKET 0ST-1997-2605-5
LEWISTOWN, MONTANA
MILES CITY, MONTANA
SIDNEY, MONTANA
WOLF POINT, MONTANA

under 49 U.S.C. 41731 et seq.
-------------------------------

                     ORDER TENTATIVELY RESELECTING CARRIER
                         AND ESTABLISHING SUBSIDY RATE

SUMMARY

By this order, the Department is tentatively reselecting Big Sky Transportation Co., d/b/a Big Sky Airlines, to provide essential air service at the seven Montana communities named above for the two-year period beginning December 1, 2000, at an annual subsidy rate of $4,952,234, and providing for objections or competing proposals from other interested carriers.

BACKGROUND

By Order 98-9-12, September 14, 1998, the Department selected Big Sky to provide subsidized service at the seven Montana communities named above by operating 12 round trips a week from Sidney to Billings, 5 round trips from Sidney to Bismarck, and 12 round trips a week from the other six communities to Billings with 19-seat Fairchild Metro III aircraft for the two-year period through November 30, 2000, at an annual subsidy rate of $4,697,222.(1)

Under normal procedures when nearing the end of a subsidy rate term, we contact the incumbent carrier to determine whether it is interested in continuing service and whether it will continue to require subsidy. We usually negotiate a new subsidy rate with the carrier, issue an order


----------
(1) See Appendix A for a map. Order 98-9-12 authorized Big Sky to operate the Sidney-Bismarck flights in lieu of some of the community's service to Billings, but provided for Big Sky to return to operating all of Sidney's service to Billings if it later chose to do so. Big Sky has continued to operate the authorized Sidney-Bismarck flights.

tentatively reselecting it for a new rate term at the agreed rate, and direct other parties to show cause why we should not finalize our tentative decision. Other carriers wishing to submit competing proposals are invited to do so in response to the show-cause order: if any such proposals are filed, we process them as a competitive case. Consistent with this practice, we invited Big Sky to submit a proposal for the continuation of its essential air service at the seven communities beginning December 1, 2000.

CARRIER PROPOSAL

Big Sky submitted a proposal in response to our request. As a result of discussions with Department staff, Big Sky has agreed to continue providing the communities with same service patterns at a new annual subsidy rate of $4,952,234 for the two-year period beginning December 1, 2000.(2)

DECISION

After a thorough review of Big Sky's proposal and its recent service history, we have tentatively decided to reselect Big Sky to serve the seven Montana communities for the two-year period beginning December 1, 2000, as proposed. The rate appears reasonable for the service to be provided, and Big Sky's performance continues to be satisfactory. In that context, we note that total passenger traffic at the seven communities for the year ended March 31, 2000, increased by 15.8 percent over the previous 12-month period.(3)

CARRIER FITNESS

49 U.S.C. 41737(b) and 41738 require that we find an air carrier fit, willing and able to provide reliable service before we compensate it for providing essential air service. We last found Big Sky fit by Order 99-12-28, December 29, 1999, in connection with its essential air service at El Dorado/Camden, Jonesboro, Harrison and Hot Springs, Arkansas, Enid and Ponca City, Oklahoma, and Brownwood, Texas. Since then, the Department has routinely monitored the carrier's continuing fitness, and no information has come to our attention that would lead us to question its ability to operate in a reliable manner. Based on our review of its most recent submissions, we find that Big Sky continues to have available adequate financial and managerial resources to provide quality service at the communities at issue here, and that it continues to possess a favorable compliance disposition. The Federal Aviation Administration has advised us that the carrier is conducting its operations in accordance with 14 CFR Part 121, and knows of no reason why we should not find that Big Sky remains fit.

RESPONSES TO TENTATIVE DECISION

As usual, we will allow interested parties 20 days from the date of this order to object to our decision or to file competing proposals. If no timely objections or competing proposals are filed.



----------
(2) Appendix B contains details of Big Sky's compensation requirement.

(3) See Appendix C for historical traffic data. Enplanements represent one-half of total origin-and-destination traffic, and averages are based on 313 service days (weekdays and weekends) each year.

this order will automatically become final. We expect persons objecting to our tentative decision to support their objections with relevant and material facts. We will not entertain general, vague or unsupported objections.

Carriers interested in filing competing proposals, with or without subsidy requests, should file them within the 20-day period set for objections. At the end of that period, our staff will docket any competing proposals, thereby making them public, and direct each carrier to serve a copy of its proposal on the civic parties and other applicants. Each applicant, including the incumbent, will then have an opportunity to finalize its proposal in rate discussions with Department staff before we seek final community comments. We will give full consideration to all proposals that are timely filed. As a general matter, we request proposals that would provide at least three round trips a day from the communities to a suitable hub with twin-engine aircraft operated by two pilots.

SERVICE HISTORY AND TRAFFIC DATA

Big Sky has operated subsidized service at the seven communities since 1980, when it replaced Frontier Airlines, Inc. During the year ended March 31, 2000, the most recent 12-month period for which data are available, Glasgow averaged
6.6 enplanements a day, Glendive 3.8, Havre 4.5, Lewistown 3.5, Miles City 4.6, Sidney 8.4 and Wolf Point 5.0, with traffic at each of the seven communities showing improvement over the previous 12-month period. On a composite basis, the communities averaged a total of 36.5 enplanements a day during the year ended March 31, 2000 -- an increase of 15.8 percent over the previous 12-month period, as we noted earlier.

PROCEDURES FOR FILING COMPETITIVE PROPOSALS

For interested carriers unfamiliar with our procedures and recommended form for supplying the necessary information, we have prepared two explanatory documents that we will make available upon request. The first describes the process for handling carrier replacement cases under 49 U.S.C. 41734(f), and discusses in detail the process of requesting proposals, conducting reviews of applicants, and selecting a replacement carrier. The second is an evidence request containing an explanatory statement, a copy of Part 204 of our regulations (14 CFR 204), and schedules setting forth our recommended form for submitting data required for calculating compensation and determining the financial and operational ability of applicants to provide reliable essential air service. (Section 204.4 describes the fitness information required of all applicants for authority to provide essential air service.) Applicant carriers that have already submitted this information in another case need only resubmit it if a substantial change has occurred. However, if there are more recent data or if there have been any changes to the information on file, carriers should provide updates of those information elements. Interested carriers that need to obtain copies of these documents may contact the Office of Aviation Analysis at (202) 366-1053.

OTHER CARRIER REQUIREMENTS

The Department is responsible for implementing various Federal statutes governing lobbying activities, drug-free workplaces, and nondiscrimination.(4) Consequently, all carriers receiving Federal subsidy for essential air service must certify that they are in compliance with Department regulations regarding drug-free workplaces and nondiscrimination, and those carriers whose subsidies exceed $100,000 over the life of the rate term must also certify that they are in compliance with the regulations governing lobbying activities. All carriers that plan to submit proposals involving subsidy should submit the required certifications along with their proposals. Interested carriers requiring more detailed information regarding these requirements as well as copies of the certifications should contact the Office of Aviation Analysis at (202) 366-1053. The Department is prohibited from paying subsidy to carriers that do not submit these documents.

COMMUNITY AND STATE COMMENTS

If we receive competing proposals, the communities and state are welcome to submit comments on the proposals at any time. Early in the proceeding, comments on the proposals' strengths and weaknesses would be particularly helpful, and the civic parties may also express a preference for a particular carrier, if they choose. In any event, after conducting rate conferences with all applicants, we will provide a summary of the conference results to the civic parties and ask them to file their final comments.(5)

This order is issued under authority delegated in 49 CFR 1.56a(f).

ACCORDINGLY,

1. We tentatively reselect Big Sky Transportation Co., d/b/a Big Sky Airlines, to provide essential air service at Glasgow, Glendive, Havre, Lewistown, Miles City, Sidney and Wolf Point, Montana, as described in Appendix D, for the period from December 1, 2000, through November 30, 2002;

2. We tentatively set the final rate of compensation for Big Sky Transportation Co., d/b/a Big Sky Airlines, for the provision of essential air service at Glasgow, Glendive, Havre,




----------
(4) The regulations applicable to each of these three areas are (1)49 CFR Part 20, New Restrictions on Lobbying, implementing title 31, United States
    Code, section 1352, entitled "Limitation on use of appropriated funds to influence certain Federal contracting and financial transactions.'' (2)49 CFR Part 29, Subpart F, Drug-Free Workplace Requirements (Grants), implementing the Drug-Free Workplace Act of 1988; and (3)49 CFR Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation -- Effectuation of Title VI of the Civil Rights Act of 1964; 49 CFR Part 27, Nondiscrimination on the Basis of Handicap in Programs and Activities Receiving or Benefiting from Federal Financial Assistance; and 14 CFR Part 382, Nondiscrimination on the basis of handicap in Air Travel.

(5) In cases where a carrier proposes to provide essential air service without subsidy and we determine that service can be reliably provided without such compensation, we do not normally hold rate conferences. Instead, we rely on the carrier's subsidy-free service as proposed.

     Lewistown, Miles City, Sidney and Wolf Point, Montana, as described in Appendix D for the period from December 1, 2000, through November 30, 2002, payable as follows: for each month during which essential air service is provided, the amount of compensation shall be subject to the weekly ceiling set forth in Appendix D, and shall be determined by multiplying the subsidy-eligible arrivals and departures completed during the month by $555.49;(6)

3. We direct Big Sky Transportation Co., d/b/a Big Sky Airlines, to retain all books, records, and other source and summary documentation to support claims for payment, and to preserve and maintain such documentation in a manner that readily permits its audit and examination by representatives of the Department. Such documentation shall be retained for seven years or until the Department indicates that the records may be destroyed. Copies of flight logs for aircraft sold or disposed of must be retained. The carrier may forfeit its compensation for any claim that is not supported under the terms of this order;

4. We find that Big Sky Transportation Co., d/b/a Big Sky Airlines, continues to be fit, willing and able to operate as a commuter air carrier and capable of providing reliable essential air service at Glasgow, Glendive, Havre, Lewistown, Miles City, Sidney and Wolf Point, Montana;

5. We direct any interested persons having objections to the selection of Big Sky to provide essential air service as described in ordering paragraph 1 above, at the rate set forth in ordering paragraph 2 above, to file such objections or competing service proposals no later than 20 days from the date of service of this order;(7)

6. If we receive objections or competing proposals within the 20-day period, Big Sky will be compensated at the subsidy rate set forth in order paragraph 2 above as a final rate until all objections are resolved;

7. We will afford full consideration to the matters and issues raised in any timely and properly filed objections and service proposals before we take further action.(8) If no objections or competing service proposals are filed, all further procedural steps will be deemed waived and this order shall become effective on the twenty-first day after its service date;

8.   This docket will remain open until further order of the Department; and



----------
(6) See Appendix D for the calculation of this rate, which assumes the use of the aircraft designated. If the carrier reports a significant number of aircraft substitutions, revision of this rate may be required.

(7) Objections should be filed with the Documentary Services Division, SVC-124, Room PL-401, Department of Transportation, 400 7th Street S.W., Washington DC 20590. Proposals to provide essential air service should be filed with the Chief, EAS & Domestic Analysis Division, X-53, Office of Aviation Analysis, Room 64171, Department of Transportation, at the same address. Questions regarding filings in response to this order may be directed to Dennis J. DeVany at (202)366-1061.

(8) Since we are providing for the filing of objections to this order, we will not entertain petitions for reconsideration.

9. We will serve copies of this order on the mayors and airport managers of Glasgow, Glendive, Havre, Lewistown, Miles City, Sidney and Wolf Point, Montana; Big Sky Transportation Co., d/b/a/ Big Sky Airlines; and the persons listed in Appendix E.


By:




                              FRANCISCO J. SANCHEZ
                        Assistant Secretary for Aviation
                           and International Affairs





(SEAL)




              An electronic version of this document is available
                  on the World Wide Web at http://dms.dot.gov

                                                                      APPENDIX A


                      GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                  MILES CITY, SIDNEY AND WOLF POINT, MONTANA,
                           AND THE SURROUNDING REGION







                                     [MAP]

                                                                      APPENDIX B
                                                                     Page 1 of 4



               BIG SKY TRANSPORTATION CO., d/b/a BIG SKY AIRLINES
                      ANNUAL COMPENSATION REQUIREMENT FOR
         ESSENTIAL AIR SERVICE AT GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                   MILES CITY, SIDNEY AND WOLF POINT, MONTANA


Block Hours:

  Revenue (App. B, p. 2)                                                   6,039
  Non-revenue                                                                229
                                                                      ----------
Total Block Hours                                                          6,268

Operating Revenue:

  Passenger Revenue (App. B, p. 3)                                    $1,668,210
  Freight Revenue                                                         16,682
                                                                      ----------
Total Operating Revenue                                               $1,684,892

Direct Expenses:

  Flying Operations                  $124.50 per block hour           $  780,366
  Fuel & Oil                         $131.56 per block hour              824,618
  Direct Maintenance                 $159.66 per block hour            1,000,749
  Maintenance Burden                                                     335,108
  Aircraft Lease                     $138.78 per block hour              869,873
  Hull Insurance                     $ 22.13 per block hour              138,711
  Property Tax on Aircraft                                               134,400
                                                                      ----------
Total Direct Expenses                                                 $4,083,825
                                                                      ==========
Indirect Expenses:

  Advertising                                                             35,000
  Departure-related Expenses                                           1,035,423
  Traffic-related Expenses                                               467,030
  Capacity-related Expenses                                              662,588
                                                                      ----------
Total Indirect Expenses                                               $2,200,041
                                                                      ==========

Total Operating Expenses                                              $6,283,866
                                                                      ==========

Operating Loss                                                        $4,598,974
Profit Element at 5% of Total Operating Expenses                      $  314,193
Interest                                                              $   39,067
Compensation Requirement                                              $4,952,234

                                                                      APPENDIX B
                                                                     Page 2 of 4


                          ANNUAL SCHEDULED BLOCK HOURS


HAVRE AND LEWISTOWN

Havre-Lewistown-Billings
   4 flts x (36 + 36 min)/60 x 313 service days x .96 =                    1,442

GLASGOW AND WOLF POINT

Glasgow-Wolf Point-Billings
   2 flts x (22 + 60 min)/60 x 365 days x .96 =                              958
Billings-Glasgow-Wolf Point-Billings
   1 flt x (54 + 22 + 60 min)/60 x 261 weekdays x .96 =                      568
                                                                           -----
                                                                           1,526
SIDNEY, GLENDIVE AND MILES CITY

Sidney-Billings
   4 flts x 65 min/60 x 261 weekdays x .96 =                               1,086
   2 flts x 65 min/60 x 52 weekends x .96 =                                  108
Sidney-Bismarck
   2 flts x 50 min/60 x 261 weekdays x .96 =                                 418
Glendive-Miles City-Billings
   4 flts x (28 + 43 min)/60 x 261 weekdays x .96 =                        1,186
   2 flts x (28 + 43 min)/60 x 52 weekends x .96 =                           118
Sidney-Glendive-Miles City-Billings
   2 flts x (22 + 43 + 28 min)/60 x 52 weekends x .96 =                      155
                                                                           -----
                                                                           3,071
                                                                           -----

TOTAL SCHEDULE BLOCK HOURS                                                 6,039
                                                                           =====


                                                                      APPENDIX B
                                                                     Page 3 of 4



                    ANNUAL PASSENGERS AND PASSENGER REVENUE


COMMUNITIES                     PASSENGERS               AVG. FARE            REVENUE
-----------                     ----------               ---------          -----------
HAVRE AND LEWISTOWN

Havre                             2,410                  $ 62.00            $   149,420
Lewistown                         1,990                    35.00                 69,650
                                -------                                     -----------
                                  4,400                                     $   219,070


GLASGOW AND WOLF POINT

Glasgow                           4,070                  $ 70.00            $  284,900
Wolf Point                        3,500                    81.00               283,500
                                -------                                     ----------
                                  7,570                                     $  568,400


SIDNEY, GLENDIVE AND MILES CITY

Sidney-Billings                   4,740                  $ 62.00            $  293.880
Sidney-Bismarck                     700                    70.00                49,000
Billings-Bismarck                 2,450                   112.00               274,400
Glendive                          2,290                    58.00               132,820
Miles City                        2,840                    46.00               130,640
                                -------                                     ----------
                                 13,020                                     $  880,740

                                -------                                     ----------
TOTALS                           24,990                  $ 66.76            $1,668,210
                                =======                                     ==========

                                                                      APPENDIX B
                                                                     Page 4 of 4


                           ANNUAL SCHEDULED DEPARTURES


HAVRE AND LEWISTOWN

Havre-Lewistown-Billings
     8 dpts x 313 service days x .96 =                                     2,404

GLASGOW AND WOLF POINT

Glasgow-Wolf Point-Billings
     4 dpts x 365 days x .96 =                                             1,402
Billings-Glasgow-Wolf Point-Billings
     3 dpts x 261 weekdays x .96 =                                           752
                                                                           -----
                                                                           2,154

SIDNEY, GLENDIVE AND MILES CITY

Sidney-Billings
     4 dpts x 261 weekdays x .96 =                                         1,002
     2 dpts x 52 weekends x .96 =                                            100
Sidney-Bismarck
     2 dpts x 261 weekdays x .96 =                                           501
Glendive-Miles City-Billings
     8 dpts x 261 weekdays x .96 =                                         2,004
     4 dpts x 52 weekends x .96 =                                            200
Sidney-Glendive-Miles City-Billings
     6 dpts x 52 weekends x .96 =                                            300
                                                                           -----
                                                                           4,107

TOTAL SCHEDULED DEPARTURES                                                 8,665

                                                                      APPENDIX C
                                                                     Page 1 of 2


              HISTORICAL ENPLANEMENTS AT GLASGOW, GLENDIVE, HAVRE,
             LEWISTOWN, MILES CITY, SIDNEY AND WOLF POINT, MONTANA

                                 GLASGOW             GLENDIVE             HAVRE              LEWISTOWN
                                 -------             --------             -----              ---------
                               NO.      AVG.        NO.     AVG.       NO.      AVG.        NO.     AVG.
                               ---      ----        ---     ----       ---      ----        ---     ----
1990                          1,361     4.3         641     2.0         768      2.5         325    1.0
1991                          1,606     5.1         582     1.9       1,034      3.3         858    2.7
1992                          2,101     6.7         695     2.2       1,176      3.8         815    2.6
1993                          2,048     6.5         919     2.9       1,320      4.2       1,098    3.5
1994                          1,975     6.3         844     2.7       1,535      4.9       1,165    3.7
1995                          2,056     6.6         871     2.8       1,468      4.7       1,230    3.9
1996                          1,756     5.6         720     2.3       1,284      4.1         963    3.1
1997                          1,565     5.0         634     2.0       1,200      3.8         832    2.7
1998                          1,699     5.4         964     3.1       1,256      4.0         904    2.9
1999                          2,001     6.4       1,166     3.7       1,375      4.4       1,073    3.4

1998 2nd qtr                    374                 227                 311                  203
     3rd qtr                    420                 218                 271                  206
     4th qtr                    510                 325                 337                  274
1999 1st qtr                    373                 215                 267                  194
     2nd qtr                    477                 300                 380                  274
     3rd qtr                    575                 314                 364                  314
     4th qtr                    576                 337                 363                  290
2000 1st qtr                    443                 253                 317                  213

Year ended March 31, 1999     1,677     5.4         985     3.1       1,186      3.8         876    2.8
Year ended March 31, 2000     2,071     6.6       1,204     3.8       1,424      4.5       1,091    3.5

                                                                      APPENDIX C
                                                                     Page 2 of 2


                                MILES CITY            SIDNEY            WOLF POINT             TOTAL
                                ----------            ------            ----------             -----
                               NO.      AVG.        NO.     AVG.       NO.      AVG.        NO.     AVG.
                               ---      ----        ---     ----       ---      ----        ---     ----
1990                            516     1.6       2,031     6.5       1,111     3.5       6,753     21.6
1991                            720     2.3       1,973     6.3       1,361     4.3       8,134     26.0
1992                            913     2.9       2,193     7.0       1,679     5.4       9,572     30.6
1993                            937     3.0       2,054     6.6       1,756     5.6      10,132     32.4
1994                          1,008     3.2       2,410     7.7       1,541     4.9      10,477     33.5
1995                            928     3.0       2,344     7.5       1,670     5.3      10,566     33.8
1996                            831     2.7       1,750     5.6       1,469     4.7       8,771     28.0
1997                            819     2.6       2,085     6.7       1,361     4.3       8,494     27.1
1998                          1,202     3.8       2,356     7.5       1,443     4.6       9,822     31.4
1999                          1,469     4.7       2,512     8.0       1,519     4.9      11,113     35.5

1998 2nd qtr                    268                 584                 357               2,324
     3rd qtr                    281                 598                 384               2,377
     4th qtr                    428                 647                 398               2,920
1999 1st qtr                    345                 497                 343               2,234
     2nd qtr                    323                 596                 385               2,736
     3rd qtr                    368                 654                 383               2,972
     4th qtr                    432                 765                 408               3,171
2000 1st qtr                    314                 608                 385               2,532

Year ended March 31, 1999     1,322     4.2       2,326     7.4       1,482     4.7       9,853     31.5
Year ended March 31, 2000     1,437     4.6       2,623     8.4       1,562     5.0      11,411     36.5


SOURCE: BTS Form 298-C, Schedule T-1. Enplanements represent one-half of total origin-and-destination traffic, and average enplanements per day are based on 313 service days (weekdays and weekends) each year. The total figures for all seven communities include a very small amount of traffic between the communities that is double-counted.

                                                                      APPENDIX D
                                                                     Page 1 of 2

               BIG SKY TRANSPORTATION CO., d/b/a BIG SKY AIRLINES
         ESSENTIAL AIR SERVICE AT GLASGOW, GLENDIVE, HAVRE, LEWISTOWN,
                   MILES CITY, SIDNEY AND WOLF POINT, MONTANA


EFFECTIVE PERIOD              December 1, 2000, through November 30, 2002

SERVICE
Havre                         12 nonstop or one-stop round trips to Billings each week
Lewistown                     12 nonstop round trips to Billings each week
Glasgow and Wolf Point        12 nonstop or one-stop round trips to Billings each week
Glendive and Miles City       12 nonstop or one-stop round trips to Billings each week
Sidney                        12 nonstop round trips to Billings and 5 nonstop round trips to
                              Bismarck each week. At its own discretion, the carrier may revert to operating 5 round trips to Billings with no more than two intermediate stops in lieu of any service to Bismarck.

AIRCRAFT TYPE                 Fairchild Metro III (19 seats)

TIMING OF FLIGHTS             Flights must be well-timed and well-spaced to ensure full
                              compensation

SUBSIDY RATE PER
ARRIVAL/DEPARTURE             $555.49(1)

COMPENSATION CEILING
EACH WEEK                     $98.877(2)

---------------
1. Annual compensation of $4,952,234 divided by 8,915 annual arrivals and departures at a 96 percent completion factor. For payout purposes, the Billings-Glasgow-Wolf Point-Billings round-robin flight each weekday is counted as one Glasglow-Wolf Point-Billings linear round trip involving four departures rather than three as shown in Appendix B, p. 4.
2. Subsidy rate per arrival/departure of $555.49 multiplied by 178 subsidy-eligible arrivals and departures each week.

                                                                      APPENDIX D
                                                                     Page 2 of 2


                                      NOTE

The carrier understands that it may forfeit its compensation for any flights that it does not operate in conformance with the terms and stipulations of the rate order, including the service plan outlined in the order and any other significant elements of the required service, without prior approval. The carrier understands that an aircraft take-off and landing at its scheduled destination constitutes a completed flight; absent an explanation supporting subsidy eligibility for a flight that has not been completed, such as certain weather cancellations, only completed flights are considered eligible for subsidy. In addition, if the carrier does not schedule or operate its flights in full conformance with the order for a significant period, it may jeopardize its entire subsidy claim for the period in question. If the carrier contemplates any such changes beyond the scope of the order during the applicable period of this rate, it must first notify the Office of Aviation Analysis in writing and receive written approval from the Department to be assured of full compensation. Should circumstances warrant, the Department may locate and select a replacement carrier to provide service on these routes. The carrier must complete all flights that can be safely operated; flights that overfly points for lack of traffic will not be compensated. In determining whether subsidy payment for a deviating flight should be adjusted or disallowed, the Department will consider the extent to which the goals of the program are met and the extent of access to the national air transportation system provided to the community.

If the Department unilaterally, either partially or completely, terminates or reduces payments for service or changes service requirements at a specific location provided for under this order, then, at the end of the period for which the Department does make payments in the agreed amounts or at the agreed service levels, the carrier may cease to provide service to that specific location without regard to any requirement for notice of such cessation. Those adjustments in the levels of subsidy and or service that are mutually agreed to in writing by the parties to this order do not constitute a total or partial reduction or cessation of payment.

Subsidy contracts are subject to, and incorporate by reference, relevant statutes and Department regulations, as they may be amended from time to time. However, any such statutes, regulations, or amendments thereto shall not operate to controvert the foregoing paragraph.

                                                                      APPENDIX E



                     SERVICE LIST FOR THE STATE OF MONTANA

                           Air Wisconsin, Inc.
                           Alpine Aviation, Inc.
                           Amerijet International, Inc.
                           Barken International, Inc.
                           Big Sky Transportation Co.
                           Blue Ridge Airlines
                           Delta Connection
                           Empire Airlines, Inc.
                           Mesa Airlines, Inc.
                           Mesaba Aviation, Inc.
                           Metroflight, Inc.
                           Midway Airlines, Inc.
                           Midwest Express Airlines, Inc.
                           Northern Tier Airlines, Inc.
                           Northwest Airlink
                           Pacific Air West, Inc.
                           Renown Aviation, Inc.
                           West Isle Air, Inc.

                           Ken Bannon
                           E.B. Freeman
                           Ben Harrison
                           A. Edward Jenner
                           Keith Kahle
                           Bob Karns
                           John McFarlane
                           John Rahenberg
                           Richard A. Raymer
                           Tracy Schoenrock
                           Dan Traitor
                           Gary L. White